UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2010

FORCE FUELS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-49993	56-2284320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1503 South Coast Drive, Suite 206 Costa Mesa, CA 92626
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

949-783-6723

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On December 17, 2010, the Company’s common stock was delisted from the Over-The-Counter Electronic Bulletin Board and listed on the Pink Sheets. The reason for the delisting was the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended July 31, 2010 within the 30 day grace period. The Company expects to file an amended 10-K to include the report of the independent auditors promptly and then reapply for listing on the OTCBB.

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On December 15, 2010, the Company filed its Annual Report on Form 10-K, however such report omitted certain material information, including audited financial statements and certain updates to the narrative descriptions of the Company’s business. The Company amended the Annual Report by filing a Form 10-K/A on December 16, 2010 to include financial statements and to update portions of the narrative disclosure, but such amendment did not include the report of the independent auditors, Sadler, Gibb & Associates, L.L.C. (“Sadler, Gibb”) because the audit was not yet complete.

The audit was delayed by the change in the Company’s auditors and the Company’s commencement of oil and gas operations during the fiscal year ended July 31, 2010. Among other things, the Company was required to obtain a proven reserves report, which report could not be obtained in a timely manner.

On December 16, 2010, the Company received a letter from Sadler, Gibb stating that they are not in agreement with the financial statements filed by the Company in the 10-K/A because such statements have not been audited by Sadler, Gibb. The Company and Sadler, Gibb have no other disagreements. A copy of the letter is attached as Exhibit 4.1.

The Company anticipates that the audited financial statements with the report of Sadler, Gibb will be filed shortly, and does not anticipate that the financial statements will contain any materially negative change in assets, income or other items since the financial statements for the period ended July 31, 2009.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

4.1	Letter from Sadler, Gibb & Associates, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FORCE FUELS, INC.
(Registrant)
Date: December 17, 2010

/s/ Oscar F. Luppi
Oscar F. Luppi, President, Chief Executive Officer